                          ARTICLES OF INCORPORATION
                                      OF
                                SOLSTICE, INC.

        THE UNDERSIGNED, acting as sole incorporator of SOLSTICE, INC., hereinafter the "Corporation", under the Florida Business Corporation Act, Chapter 607 of the Florida Statutes, as hereafter amended and modified (the"FBCA"), hereby adopts the following Articles of Incorporation for the
Corporation:

ARTICLE I.      Name

        The name of the Corporation is:

                SOLSTICE, INC.

ARTICLE II.     Business and Activities

        The Corporation may, and is authorized to, engage in any activity or business permitted under the laws of the United States and of the State of Florida.

ARTICLE III.    Shares

        The total number of shares which the Corporation shall have the authority to issue shall be One Thousand (1,000) shares, consisting of a single class of common stock having a par value of $0.01 per share.

ARTICLE IV.     Preemptive Rights

        No shareholder of the Corporation shall have any preferential or preemptive right to subscribe for or purchase from the Corporation any new or addtitional shares of captial stock or securities convertible into shares of captial stock, of the Corporation, whether now or hereafter authorized.

ARTICLE V.      Principal Office

        The address of the Principal Office of the Corporation is 6505 Rockside Road, Suite 400, Independence, Ohio 44131. The location of the Principal Office shall be subject to change as may be provided in bylaws duly adopted by the Corporation.

ARTICLE VI.     Mailing Address

        The mailing address of the Corporation is 6505 Rockside Road, Suite 400, Independence, Ohio 44131.

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
ARTICLE VII.    Initial Registered Office and Agent

        The address of the initial Registered Office of the Corporation is 1200 S.Pine Island Road, Plantation, Florida 33324, and the initial Registered Agent at such address is CT Corporation System.

ARTICLE VIII.   Initial Board of Directors

        The number of Directors constituting the initial Board of Directors of the Corporation is one (1). The number of Directors may be increased or decrease from time to time, but in no event shall the number of Directors be less than one (1).

ARTICLE IX      Incorporator

        The name and address of the Incorporator of the Corporation is:  Martin
A. Traber of Foley & Lardner, 100 North Tampa Street, Suite 2700, Tampa, Florida 33602


        IN WITNESS WHEREOF, these Articles have been signed by the undersigned incorporator this 27 day of April, 1995.


                                        FOLEY & LARDNER

                                        By:/s/ Martin A. Traber
                                           ----------------------------
                                              Martin A. Traber,
                                              Incorporator


                     ACCEPTANCE OF APPOINTMENT BY INITIAL
                               REGISTERED AGENT

THE UNDERSIGNED, a corporation resident of the State of Florida, having been named in Article VII of the foregoing Articles of Incorporation as initial Registered Agent at the office designated therein, hereby accepts such appointment and agrees to act in such capacity. The undersigned hereby states that it is familiar with, and hereby accepts, the obligations set forth in
Section 607.0505, Florida Statutes, and the undersigned will further comply with any other provisions of law made applicable to him as Registered Agent of the corporation.

        DATED, this 28th day of April ,1995.

                                        CT Corporation System

                                        By: /s/ Babara A. Burke
                                        -------------------------------
                                             BABARA A. BURKE
                                         SPECIAL ASSISTANT SECRETARY


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
                                    [SEAL]
                         FLORIDA DEPARTMENT OF STATE
                              Sandra B. Mortham
                              Secretary of State

October 3, 1995

WILLIAM LARION
6505 ROCKSIDE RD.
SUITE 325
INDEPENDENCE, OH 44131


Re: Document Number P95000035951

The Articles of Amendment to the Articles of Incorporation of SOLSTICE, INC. which changed its name to NU-WAVE HEALTH PRODUCTS, INC., a Florida corporation, were filed on September 25, 1995.

Should you have any questions regarding this matter, please telephone
(904) 487-6050, the Amendment Filing Section.

Nancy Hendricks
Corporate Specialist
Division of Corporations                        Letter Number: 895A00044980

Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

                            ARTICLES OF AMENDMENT
                                      TO
                          ARTICLES OF INCORPORATION
                                      0F


-------------------------------------------------------------------------------

                                SOLSTICE, INC.
-------------------------------------------------------------------------------
                                  (present name)

PURSUANT TO THE PROVISIONS OF SECTION 607.1006, FLORIDA STATUTES, THIS CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF
INCORPORATION:


FIRST: AMENDMENT(S) ADOPTED: (INDICATE ARTICLE NUMBER(S) BEING AMENDED, ADDED OR DELETED)

 Change of Corporation's Name.

 RESOLVED:      That Articles "First" of the Corporation's Articles of
                Incorporation shall be deleted, and, in lieu of thereof, the following be inserted:

                        FIRST:  The name of the corporation is:
                                Nu-Wave Health Products, Inc.

                No further business is transacted.









SECOND: IF AN AMENDMENT PROVIDES FOR AN EXCHANGE, RECLASSIFICATION OR CANCELLATION OF ISSUED SHARES, PROVISIONS FOR IMPLEMENTING THE AMENDMENT IF NOT CONTAINED INT HE AMENDMENT ITSELF, ARE AS FOLLOWS:

                                64

THIRD:  The date of each amendment's adoption:   September 15, 1995.
                                              ---------------------

FOURTH:  Adoption of Amendment(s) (CHECK ONE)

/x/ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

/ / The amendment(s) was/were approved by the shareholders through voting groups. The following statements must be separately provided for each voting group entitled to vote separately on the amendment(s):

     "The number of votes cast for the amendment(s) was/were sufficient for approval by _____________________________________________."
                              voting group

/ / The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

/ / The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.



                   Signed this day 20th of September, 1995.

      Signature /s/          Wm. L. Larion, President
                ---------------------------------------------
               (By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders)

                                      OR

                 (By a director if adopted by the directors)

                                      OR

             (By an incorporator if adopted by the incorporators)



                 ____________________________________________
                            Typed or printed name



                 ____________________________________________
                                    Title


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